UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018 (March 8, 2018)
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InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

4435 Eastgate Mall, Suite 320

San Diego, CA 92121
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 25, 2017, the Company entered into an Agreement and Plan of Merger between InfoSonics Corporation, a Maryland corporation (the “Company”), Cooltech Holding Corp., a Nevada corporation (“Cooltech”), and InfoSonics Acquisition Sub, Inc., a Nevada corporation (“Merger Sub”, and, together with Cooltech and the Company, the “Parties”) (as amended, the “Merger Agreement”). The Parties amended the Merger Agreement on September 14, 2017, and further amended the Merger Agreement on January 5, 2018. Pursuant to the Merger Agreement, upon closing, Merger Sub merged with and into Cooltech, with Cooltech survived as a wholly owned subsidiary of the Company and disregarded for federal and state tax purposes (the “Merger”). The Merger closed and was effective on March 12, 2018 (the “Closing”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 26, 2017, Amendment No. 1 to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 15, 2017, and Amendment No. 2 to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 8, 2018, each of which is incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information provided in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Under the terms of the Merger Agreement, and after giving effect to the Reverse Stock Split (as defined in Item 5.03, below) that occurred on March 9, 2018, the Company issued an aggregate of 1,241,133 post‑Reverse Stock Split shares of common stock, par value $0.001 per share (the “Common Stock”) to Cooltech’s stockholders and 633,769 shares of the Company’s 0% Series A Convertible Preferred Stock (“Preferred Stock”) to those Cooltech shareholders who, as a result of receiving Common Stock, would own in excess of 4.99% of the Company’s Common Stock after the Merger, in exchange for each share of the Cooltech’s capital stock outstanding immediately prior to the Merger. This issuance represents approximately 78.9% of the outstanding Common Stock (assuming conversion of all Preferred Stock) after the Merger.

The issuance of the shares of the Company’s Common Stock and Preferred Stock to Cooltech’s stockholders in the Merger was registered with the U.S. Securities and Exchange Commission (“SEC”) on a Registration Statement on Form S-4, as amended (File No. 333-220525).

The Company’s shares of Common Stock are listed on The Nasdaq Capital Market and trade under the ticker symbol “IFON”. The Company’s common stock has a new CUSIP number, 456784 305.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as amended, which is incorporated herein by reference.

Item 3.02.Unregistered Sales of Equity Securities.

In accordance with the terms of that certain Securities Purchase Agreement, dated as of August 3, 2017 (the “PIPE Purchase Agreement”), between the Company and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”), and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933 contained in Section 4(a)(2) thereof and/or Regulation D thereunder, on March 12, 2018, the Company issued to Purchasers an aggregate of 175,000 shares of Common Stock and 175,000 warrants to purchase 175,000 shares of the Company’s Common Stock (the “Warrants”), in exchange for an aggregate of $1.75 million in cash.

The Warrants are exercisable commencing on September 12, 2018 and have a term of exercise equal to three years from such date. The Warrants entitle each Purchaser to purchase up to the number of shares of Common Stock set forth in such Purchaser’s Warrant, with an exercise price equal to $12.10 per share, subject to adjustment therein.

The PIPE Purchase Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2017, and is incorporated into this Item 3.02 by reference.

Item 3.03.Material Modification to Rights of Security Holders.

The information provided in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective upon Closing, the Company’s board of directors terminated Joseph Ram and Vernon LoForti from each of the positions they held as officers of the Company and each of its direct or indirect subsidiaries and affiliates. Effective upon Closing, Vernon LoForti resigned from each position as director that he held at each direct or indirect subsidiary of the Company. In addition, pursuant to the terms of the Merger Agreement, and effective upon Closing, Randall Marx, Kirk Waldron, and Joseph Ram each resigned from their positions as a director of the Company on the Company’s board of directors.

In accordance with the Merger Agreement, Robert Picow did not resign from his position as director of the Company and continues to be a member of the Company’s board of directors. On March 12, 2018, effective immediately as of the Closing, Andrew DeFrancesco, Mauricio Diaz, Felipe Rezk, and Aaron Serruya became members of the Company’s board of directors. Also on March 12, 2018, effective immediately as of the Closing, Mauricio Diaz became the Company’s Chief Executive Officer, Felipe Rezk became the Company’s Chief Sales and Marketing Officer, Alfredo Carrasco became the Company’s Chief Financial Officer, and Reinier Voigt became the Company’s Chief Operating Officer.

The biographies and other information regarding the Company’s post-Closing directors are described in the Form S-4/A, filed on February 9, 2018, in the section titled “Management of InfoSonics Following the Merger” and is incorporated herein by reference.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2018, the Company filed its Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to effect a one-for-five reverse split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”), and the Reverse Stock Split became effective in accordance with the terms of the Articles of Amendment on March 9, 2018 (the “Effective Time”).

The Articles of Amendment also included an amendment to increase the number of shares of Common Stock that the Company is authorized to issue from 40,000,000 to 150,000,000.

At the Effective Time, every five shares of the Company’s Common Stock issued and outstanding were automatically combined into one share of Common Stock, without any change in the par value per share. The Company did not issue any fractional shares in connection with the Reverse Stock Split. Instead, fractional shares were rounded up to the next largest whole number. The Reverse Stock Split did not modify the rights or preferences of the Common Stock. Proportional adjustments were made to the conversion and exercise prices of the Company’s outstanding warrants and stock options, and to the number of shares issued and issuable under the Company’s equity compensation plans.

The Company’s transfer agent, Computershare Trust Company, N.A., was the exchange agent for the Reverse Stock Split. Stockholders owning shares via a broker or other nominee had their positions automatically adjusted to reflect the Reverse Stock Split.

The Company’s Common Stock began trading on The NASDAQ Capital Market on a reverse split-adjusted basis on March 9, 2018. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 456784 305.

On or about March 8, 2018, the Company filed the Articles Supplementary of InfoSonics Corporation with the State Department of Assessments and Taxation of the State of Maryland, classifying 10,000,000 shares of 0% Series A Convertible Preferred Stock (the “Articles Supplementary”).

The foregoing descriptions of the Articles of Amendment and the Articles Supplementary, as applicable, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Articles of Amendment or the Articles Supplementary, as applicable, which are attached as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8‑K, and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired

The financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)Pro Forma Financial Information

The pro forma financial information required by this item for the acquired business is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8‑K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)       Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of InfoSonics Corporation.
4.1	Articles Supplementary to the Articles of Incorporation of InfoSonics Corporation.
99.1	Press Release of InfoSonics Corporation on March 12, 2018 relating to the Reverse Stock Split.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date:	March 12, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer